As filed with the Securities and Exchange Commission on February 28, 2014

Registration No. 333-172541

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2
to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Exact Name of Registrant as Specified in Its Charter)

Delaware	58-0628465
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Coca-Cola Refreshments Savings and Investment Plan for Certain Bargaining Employees

Coca-Cola Refreshments Savings Plan for Organized Employees of Southern New England

Coca-Cola Bottling Company of St. Louis Bargaining Employees Savings and Investment Plan

Central States Coca-Cola Bottling Company Bargaining Savings Plan

Great Lakes Canning 401(k) Plan for Union Employees

Lansing Matched Employees’ Savings and Investment Plan

Coca-Cola Refreshments USA, Inc. Supplemental Matched Employee Savings and Investment Plan

(Full title of plans)

Bernhard Goepelt, Esq.

Senior Vice President, General Counsel and Chief Legal Counsel

The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jared M. Brandman, Esq.

Securities Counsel

The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Classified - Unclassified

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 filed by The Coca-Cola Company (the “Company”) on March 1, 2011 (File No. 333-172541) (the “Registration Statement”) is being filed for the purpose of deregistering the remaining shares of the Company’s Common Stock and the associated plan interests that were originally registered for issuance under the Coca-Cola Refreshments Savings and Investment Plan for Certain Bargaining Employees, Coca-Cola Refreshments Savings Plan for Organized Employees of Southern New England, Coca-Cola Bottling Company of St. Louis Bargaining Employees Savings and Investment Plan, Central States Coca-Cola Bottling Company Bargaining Savings Plan, Great Lakes Canning 401(k) Plan for Union Employees and Lansing Matched Employees’ Savings and Investment Plan (collectively, the “Merged Plans”).

Effective December 31, 2013, the Merged Plans were merged (the “Mergers”) into the Coca-Cola Refreshments Bargaining Employees’ 401(k) Plan (the “CCR Bargaining Plan”).  Accordingly, the Company hereby deregisters 363,208 shares of the Company’s Common Stock (the “Carried-Over Shares”), which represents the shares that remained unissued and available under the Merged Plans immediately prior to the Mergers, along with the associated plan interests, as detailed in the following table.

Plan Name	Carried Over Shares
Coca-Cola Refreshments Savings and Investment Plan for Certain Bargaining Employees	136,439
Coca-Cola Refreshments Savings Plan for Organized Employees of Southern New England	86,897
Coca-Cola Bottling Company of St. Louis Bargaining Employees Savings and Investment Plan	48,379
Central States Coca-Cola Bottling Company Bargaining Savings Plan,	13,384
Great Lakes Canning 401(k) Plan for Union Employees	45,552
Lansing Matched Employees’ Savings and Investment Plan	32,557
Total	363,208

The Company is concurrently filing a Registration Statement on Form S-8 to register the Carried-Over Shares for issuance pursuant to the CCR Bargaining Plan.

In addition, this Post-Effective Amendment No. 2 to the Registration Statement is also deregistering the plan interests that were originally registered for issuance under the Coca-Cola Refreshments USA, Inc. Supplemental Matched Employee Savings and Investment Plan.

PART II                                                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.	Description
24.1	Powers of Attorney

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 28th day of February 28, 2014.

THE COCA-COLA COMPANY

By:	/s/ Gary P. Fayard
	Name:	Gary P. Fayard
	Title:	Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Muhtar Kent	Chairman, Board of Directors, Chief Executive Officer and a Director	February 28, 2014
Muhtar Kent	(Principal executive officer)

/s/ Gary P. Fayard	Executive Vice President and Chief Financial Officer	February 28, 2014
Gary P. Fayard	(Principal financial officer)

/s/ Kathy N. Waller	Vice President, Finance and Controller	February 28, 2014
Kathy N. Waller	(Principal accounting officer)

*	Director	February 28, 2014
Herbert A. Allen

*	Director	February 28, 2014
Ronald W. Allen

*	Director	February 28, 2014
Ana Botín

*	Director	February 28, 2014
Howard G. Buffett

*	Director	February 28, 2014
Richard M. Daley

*	Director	February 28, 2014
Barry Diller

*	Director	February 28, 2014
Helene D. Gayle

Signature	Title	Date

*	Director	February 28, 2014
Evan G. Greenberg

*	Director	February 28, 2014
Alexis M. Herman

*	Director	February 28, 2014
Robert A. Kotick

*	Director	February 28, 2014
Maria Elena Lagomasino

*	Director	February 28, 2014
Donald F. McHenry

*	Director	February 28, 2014
Sam Nunn

*	Director	February 28, 2014
James D. Robinson III

*	Director	February 28, 2014
Peter V. Ueberroth

*	Director	February 28, 2014
Jacob Wallenberg

*By:	/s/ Gloria K. Bowden
Gloria K. Bowden
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, on this 28th day of February, 2014.

COCA-COLA REFRESHMENTS SAVINGS AND INVESTMENT PLAN FOR CERTAIN BARGAINING EMPLOYEES

COCA-COLA REFRESHMENTS SAVINGS PLAN FOR ORGANIZED EMPLOYEES OF SOUTHERN NEW ENGLAND

COCA-COLA BOTTLING COMPANY OF ST. LOUIS BARGAINING EMPLOYEES SAVINGS AND INVESTMENT PLAN

CENTRAL STATES COCA-COLA BOTTLING COMPANY BARGAINING SAVINGS PLAN

GREAT LAKES CANNING 401(K) PLAN FOR UNION EMPLOYEES

LANSING MATCHED EMPLOYEES’ SAVINGS AND INVESTMENT PLAN

COCA-COLA REFRESHMENTS USA, INC. SUPPLEMENTAL MATCHED EMPLOYEE SAVINGS AND INVESTMENT PLAN

By:	/s/ Melody Hanna
	Name:	Melody Hanna
	Title:	Chairman, The Coca-Cola Company
Benefits Committee